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                                                                       EXHIBIT 8

                                                                  April 22, 1994

SHAWMUT NATIONAL CORPORATION
777 Main Street
Hartford, CT 06115

Ladies and Gentlemen:

     We have acted as your counsel in connection with the Registration Statement on Form S-4 filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed merger of Gateway Financial Corporation with and into Shawmut Service Corporation and the proposed merger of Gateway Bank with and into Shawmut Bank Connecticut, N.A. This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Proxy Statement/Prospectus included therein and such other documents as we have deemed necessary or appropriate.

     We hereby confirm that the discussion in the Proxy Statement/Prospectus under the caption "Federal Income Tax Consequences" is a fair and accurate summary of the matters addressed therein under current law and the assumptions stated or referred to therein. There can be no assurance that a contrary position may not be taken by the Internal Revenue Service.

     We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement and to the use of our name under the caption "Federal Income Tax Consequences" in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,

                                          SKADDEN, ARPS, SLATE,
                                          MEAGHER & FLOM